UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 28, 2006


                            EAGLE BULK SHIPPING INC.
           (Exact name of each Registrant as specified in its Charter)


         Marshall Islands                 000-51366              98-0453513
 (State or other jurisdiction of   (Commission File Number)    (IRS employer
  incorporation or organization)                             identification no.)

      477 Madison Avenue                                            10022
      New York, New York                                          (Zip Code)

(Address of principal executive
           offices)


(Registrant's telephone number, including area code): (212) 785-2500


         (Former name or former address, if changed since last report.)
                                 Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities

       On June 28, 2006, Eagle Bulk Shipping Inc. (the "Company") issued an aggregate of 2,750,000 shares of its common stock, par value $0.01 (the "Common Shares"), to certain institutional investors pursuant to a securities purchase agreement dated June 22, 2006 (the "Agreement"), for an aggregate purchase price of $33 million, or $12.00 per Common Share.

       The Common Shares were sold pursuant to an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 7.01.  Regulation FD

       In connection with the issuance described in Item 3.02 above, the Company issued a press release on June 29, 2006, a copy of which is attached as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

       99.1 Press Release of Eagle Bulk Shipping Inc. dated June 29, 2006

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


June 29, 2006
                            EAGLE BULK SHIPPING INC.


                                     By:  /s/ Sophocles N. Zoullas
                                         ----------------------------------
                                         Sophocles N. Zoullas
                                         Chief Executive Officer and President


SK 25083 0001 682653